EXHIBIT 21

                  LIST OF SUBSIDIARIES OF kNUTEK HOLDINGS, INC.



1. KNutek International, Inc., organized under the Delaware General Corporation Law, also doing business as "kNutek, Inc." in the State of Ohio.